Exhibit 99.1

FOR IMMEDIATE RELEASE

THL Credit Announces Third Quarter 2012 Financial Results

Declares a Dividend of $0.33 Per Share

BOSTON – November 6, 2012 – THL Credit, Inc. (NASDAQ: TCRD) (“THL Credit” or the “Company”) today announced financial results for its fiscal third quarter ended Sept. 30, 2012. Additionally, THL Credit announced that its Board of Directors has declared a fiscal fourth quarter 2012 dividend of $0.33 per share, payable on Dec. 28, 2012, to stockholders of record as of Dec. 14, 2012. This represents an increase of $0.01 per share over the prior quarter’s dividend.

HIGHLIGHTS

($ in millions, except per share amounts)
	As of September 30, 2012
Portfolio results
Total assets	$403.8
Investment portfolio, at fair value	$368.5
Net assets	$347.7
Net asset value per share	$13.21
Weighted average yield on investments	13.9%

	Quarter ended September 30, 2012	Quarter ended September 30, 2011
Portfolio activity
Total investments made, at par	$68.8	$27.3
Number of new portfolio companies	5	3
Number of portfolio companies at end of period	33	24
Operating results
Total investment income	$14.2	$10.3
Net investment income	$8.5	$5.9
Net increase in net assets from operations	$6.2	$5.6
Net investment income per share	$0.41	$0.29
Dividends declared per share	$0.32	$0.26

“We are pleased with another quarter of growth in our investment portfolio” said James K. Hunt, chief executive officer of THL Credit. “Our origination efforts, driven by our strong and broad relationships in the marketplace, continue to increase the number of actionable opportunities in our pipeline. Additionally, our successful equity offering this quarter, which raised net proceeds of $81.7 million, will fund continued growth. Combined with our revolving credit facility, the proceeds from our equity offering provide us with $166 million in liquidity to acquit investment opportunities.”

PORTFOLIO AND INVESTMENT ACTIVITY

During the quarter, THL Credit closed on $68.8 million of investments in five new portfolio companies. Investment activity for the quarter included:

•

$10.0 million investment in the senior secured term loan of HEALTHCAREfirst Inc’s (“HCF”) in support of an acquisition. HCF provides software as a service to small- and medium-sized home health and hospice agencies and is headquartered in Ozark, MO;

•

$14.0 million investment in the senior secured term loan of 20-20 Technologies Inc. (“20-20”) in support of an acquisition. Headquartered in Montreal, Canada, 20-20 is a provider of computer-aided design software and end-to-end solutions for the design, sales, and manufacturing processes for the interior design and furniture industry;

•

$15.0 million investment in the senior secured term loan of Cydcor LLC (“Cydcor”) in support of an acquisition. Based in Westlake Village, CA, Cydcor, is a provider of outsourced face-to-face customer acquisition services to businesses throughout North America;

•

$16.5 million investment (net of $3.3 million sold following the initial investment as a co-investment) in the subordinated term loan of Marine Acquisition Corp. (Teleflex Marine) in connection with a refinancing. Based in Litchfield, IL, Teleflex Marine is a global provider of integrated steering systems and driver controls for recreational boats;

•

$13.3 million investment in the senior secured term and revolving loans of Loadmaster Derrick & Equipment, Inc. (“Loadmaster”) in support of an acquisition. Based in Broussard, LA, Loadmaster manufactures and maintains offshore derricks and masts for offshore rig contractors and shipyards;

•	Realization of THL Credit’s initial investment in the subordinated term loan of HCF at par plus a prepayment premium resulting in total proceeds of $14.0 million;

•	Partial realization of THL Credit’s investment in Chuy’s Opco, Inc., at par, resulting in proceeds of $8.3 million; and

•

Realization of THL Credit’s $6.0 million investment in MModal MQ Inc. (formerly known as MedQuist, Inc.) at par plus a prepayment premium resulting in total proceeds of $6.9 million as part of a refinancing.

The weighted average yield on investments made during the third quarter at their current cost basis, as of Sept. 30, 2012, was 12.4 percent.

These transactions bring the total fair value of THL Credit’s investment portfolio to $368.5 million across 33 portfolio companies, including THL Credit Greenway Fund LLC, at the quarter ended Sept. 30, 2012. The weighted average yield of the debt and income-producing interests in the investment portfolio at their current cost basis, as of Sept. 30, 2012, was 13.9 percent. The weighted average yield on the debt investments alone at their current cost basis, as of Sept. 30, 2012, was 13.7 percent.

As of Sept. 30, 2012, THL Credit’s investment portfolio at fair value was allocated 33 percent in first lien secured debt including unitranche investments, 15 percent in second lien debt, 45 percent in subordinated debt, 6 percent in income-producing investments in funds and payment rights and 1 percent in equity.

This compares to its portfolio as of Dec. 31, 2011, which had a fair value of $267.0 million allocated 34 percent in first lien secured debt, 22 percent in second lien debt, 38 percent in subordinated debt, 5 percent in income-producing fund interests and 1 percent in equity. The weighted average yield of the debt and income-producing fund interests in the investment portfolio at their cost basis as of Dec. 31, 2011, was 14.0 percent. The weighted average yield on the debt investments alone at their cost basis as of Dec. 31, 2011, was 13.8 percent.

OPERATING RESULTS

Investment income

Total investment income for the three months ended Sept. 30, 2012, was $14.2 million compared with $10.3 million for the same period in the prior year. In the third quarter of 2012, total investment income consisted of $12.7 million in interest income on debt securities and cash (including $1.1 million of PIK interest and $1.2 million in prepayment premiums), $0.9 million of interest income on income-producing investments, as well as $0.6 million of other income, mainly related to fees from THL Credit Greenway Fund LLC (“Greenway”). This compares to $10.3 million of total investment income for the three months ended Sept. 30, 2011, which consisted of $9.0 million of interest income on debt securities and cash (including PIK interest of $0.6 million and $0.3 million of prepayment premiums), $0.6 million of interest income on income-producing investments and $0.7 million of other income, mainly related to fees from Greenway.

The increase in investment income compared to the same period in the prior year is due to the growth of THL Credit’s investment portfolio as well as higher prepayment premiums.

Operating expenses

Operating expenses for the three months ended Sept. 30, 2012 and 2011 were $5.8 million and $4.4 million, respectively. Base management fees for the same periods were $1.3 million and $1.0 million; incentive fees totaled $1.7 million and $1.4 million; administrator expenses were $0.7 million and $0.8 million; other expenses totaled $0.8 million and $0.7 million; and fees and expenses related to THL Credit’s credit facility totaled $1.3 million and $0.5 million, respectively.

The increase in base management fees and incentive fee expense is due to the growth in both the investment portfolio and net investment income. The increase in expenses and fees related to the credit facility is due to the level of borrowings and increased commitment size.

Net investment income

Net investment income totaled $8.5 million and $5.9 million, or $0.41 and $0.29 per share, based upon weighted average common shares outstanding for the three months ended Sept. 30, 2012 and 2011, respectively. The increase in net investment income compared to the same period in the prior year is due to the growth of THL Credit’s investment portfolio as well as higher prepayment premiums.

Net change in unrealized appreciation on investments

For the third quarter, THL Credit’s investment portfolio had a change in unrealized appreciation of ($1.7) million in 2012, compared to a change in unrealized appreciation of ($0.3) million in 2011. As of Sept. 30, 2012, and Dec. 31, 2011, net unrealized appreciation on investments was $1.8 million and $3.9 million, respectively.

The change in the net change in unrealized appreciation compared to the prior period was driven primarily by the reversal of $1.1 million in unrealized appreciation on liquidated investments, changes in the capital market conditions and in the financial performance of certain portfolio companies.

Realized and unrealized gain (loss) on interest rate derivative

For the third quarter, THL Credit’s interest rate derivative agreement, which was entered into on May 10, 2012, had unrealized depreciation of $0.5 million, which was due to capital markets changes impacting interest rate swap spreads. THL Credit also recognized a realized loss related to amounts paid on the interest rate derivate of $0.1 million.

Net increase in net assets resulting from operations

Net increase in net assets resulting from operations totaled $6.2 million and $5.6 million, or $0.30 and $0.28 per share based upon weighted average common shares outstanding, respectively, for the three months ended Sept. 30, 2012 and 2011, respectively.

This increase in net assets from operations is due to the continued growth in net investment income, which is a result of growing the portfolio, along with an increase in prepayment premiums.

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

As of Sept. 30, 2012, THL Credit had cash of $25.9 million.

THL Credit’s liquidity and capital resources are derived from its revolving credit facility, term loan facility and cash flows from operations, including investment sales and repayments, and income earned. Its primary use of funds from operations includes making investments in portfolio companies, payment of dividends to stockholders and funding operating expenses it incurs. THL Credit used, and expects to continue to use, these capital resources, together with proceeds from the turnover within the portfolio and from future public and private offerings of securities to finance its investment objectives.

On Sept. 25, 2012, THL Credit received $81.7 million in net proceeds from a public equity offering of common stock. Proceeds were used to pay $46.1 million of outstanding loans on its revolving credit facility. THL Credit’s will use the remaining proceeds to make additional investments in portfolio companies and for general corporate purposes, including working capital requirements.

As of Sept. 30, 2012, THL Credit had $50.0 million outstanding under its term loan facility. There were no borrowings outstanding under the revolving credit facility as of Sept. 30, 2012. The term loan facility had a weighted average interest rate of 4.23 percent. THL Credit borrowed $134.9 million under its revolving credit facility and $50.0 million under its term loan for the nine months ended Sept. 30, 2012 and repaid $139.9 million funds on its revolving credit facility from proceeds received from the public equity offering, term loan, sales and repayments and investment income. As of Sept. 30, 2011, THL Credit had no borrowings outstanding under its revolving loan facility as it had borrowed and repaid $11.0 million during the nine months ended Sept. 30, 2011.

For the nine months ended Sept. 30, 2012, THL Credit’s operating activities used cash of $84.3 million primarily in connection with the purchase of investments, and its financing activities provided cash of $126.7 million from the net proceeds received from the public equity offering as well as net borrowings and used cash of $22.3 million for the payment of dividends to stockholders and financing costs related to the credit facility and term loan.

For the nine months ended Sept. 30, 2011, THL Credit’s operating activities used cash of $90.0 million primarily in connection with the purchase of investments, and its financing activities used cash of $16.4 million for the payment of dividends to stockholders and financing costs related to the credit facility.

CONFERENCE CALL

THL Credit will host a conference call to discuss these results on Nov. 7, 2012, at 8:30 a.m. Eastern Standard Time. The conference call will be led by James K. Hunt, chief executive officer, and Terrence W. Olson, chief operating officer and chief financial officer.

For those wishing to participate by telephone, please dial (877) 375-9141 (domestic) or (253) 237-1151 (international). Use passcode 38351278. THL Credit will also broadcast the conference call live via its website at www.thlcredit.com. Starting approximately two hours after the conclusion of the call, a replay will be available through November 14, 2012, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering passcode 38351278. The replay will also be available on the Company’s website.

AVAILABLE INFORMATION

THL Credit’s filings with the Securities and Exchange Commission, press releases, earnings releases, investor presentation and other financial information are available on its website at www.thlcredit.com.

THL CREDIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	September 30, 2012 (unaudited)	December 31, 2011
Assets:
Investments at fair value:
Non-controlled, non-affiliated investments (cost of $366,770, 897 and $263,100,758, respectively)	$368,526,482	$266,981,836
Non-controlled, affiliated investments (cost of $13,788 and $10,864, respectively)	13,788	11,496

Total investments at fair value (cost of $366,784,685 and $263,111,622, respectively)	368,540,270	266,993,332

Cash	25,948,838	5,572,753

Deferred financing costs	4,076,390	1,860,484

Interest receivable	3,939,674	1,440,057

Due from affiliate	618,249	511,842

Deferred offering costs	—	327,267

Receivable for paydown of investment	521,121	258,621

Prepaid expenses and other assets	201,307	185,075

Total assets	$403,845,849	$277,149,431

Liabilities:

Loans payable	$50,000,000	$5,000,000

Accrued incentive fees	2,903,253	2,689,030

Base management fees payable	1,282,049	1,013,048

Interest rate derivative	1,108,710	—

Accrued expenses	652,607	466,030

Accrued credit facility fees and interest	127,191	5,451

Accrued administrator expenses	22,500	338,569

Due to affiliate	—	20,597

Total liabilities	56,096,310	9,532,725
Net Assets:

Preferred stock, par value $0.001 per share, 100,000,000 preferred shares authorized, no preferred shares issued and outstanding	—	—

Common stock, par value $0.001 per share, 100,000,000 common shares authorized, 26,315,202 and 20,220,200 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	26,315	20,220

Paid-in capital in excess of par	343,985,551	262,289,351

Net unrealized appreciation on investments	1,755,585	3,881,710

Net unrealized depreciation on interest rate derivative	(1,108,710)	—

Interest rate derivative periodic interest payments, net	(86,461)	—

Accumulated undistributed net realized gain	—	917,830

Accumulated undistributed net investment income	3,177,259	507,595

Total net assets	347,749,539	267,616,706

Total liabilities and net assets	$403,845,849	$277,149,431

Net asset value per share	$13.21	$13.24

THL CREDIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Investment Income:

From non-controlled, non-affiliated investments:

Interest income	$13,570,422	$9,614,357	$34,723,592	$24,620,021

Other income	108,884	103,087	240,184	358,914

Dividend income	—	—	—	279,676

From non-controlled, affiliated investment:

Other income	558,162	601,396	1,781,834	1,235,726

Total investment income	14,237,468	10,318,840	36,745,610	26,494,337
Expenses:

Incentive fees	1,697,362	1,406,204	4,758,946	3,021,107

Base management fees	1,282,049	1,008,584	3,428,603	2,998,849

Credit facility interest and fees	1,026,497	321,681	2,239,190	707,237

Administrator expenses	725,783	756,866	2,226,671	2,040,902

Professional fees	278,258	258,978	840,663	788,420

Amortization of deferred financing costs	259,346	213,795	708,261	470,773

Other general and administrative expenses	251,866	205,911	653,737	628,582

Directors’ fees	128,875	130,375	398,625	400,125

Insurance expenses	110,812	105,810	327,687	421,118

Total expenses	5,760,848	4,408,204	15,582,383	11,477,113

Net investment income	8,476,620	5,910,636	21,163,227	15,017,224

Interest rate derivative periodic interest payments, net	(86,461)	—	(86,461)	—

Net change in unrealized appreciation on investments:

Non-controlled, non-affiliated investments	(1,687,173)	(286,058)	(2,125,493)	2,041,761

Non-controlled, affiliated investments	—	240	(632)	340

Net change in unrealized appreciation on investments	(1,687,173)	(285,818)	(2,126,125)	2,042,101

Unrealized depreciation on interest rate derivative	(534,283)	—	(1,108,710)	—

Net increase in net assets resulting from operations	$6,168,703	$5,624,818	$17,841,931	$17,059,325

Net investment income per common share:

Basic and diluted	$0.41	$0.29	$1.04	$0.75

Net increase in net assets resulting from operations per common share:

Basic and diluted	$0.30	$0.28	$0.88	$0.85

Weighted average shares of common stock outstanding:

Basic and diluted	20,617,702	20,220,198	20,353,668	20,148,081

ABOUT THL CREDIT

THL Credit is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company (BDC) under the Investment Company Act of 1940. THL Credit’s investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies.

THL Credit is headquartered in Boston, with additional investment teams in Los Angeles and Houston. THL Credit invests primarily in junior capital securities, including subordinated, or mezzanine, debt and second lien secured debt, which junior capital may include an associated equity component such as warrants, preferred stock or other similar securities. THL Credit may also selectively invest in first lien senior secured loans that generally have structures with higher interest rates, which include unitranche investments. In certain instances THL Credit will also make direct equity investments and we may also selectively invest in more liquid broadly syndicated loans from time to time. THL Credit targets investments in middle market companies with annual revenues of between $25 million and $500 million that require capital for growth and acquisitions. THL Credit’s investment activities are managed by THL Credit Advisors LLC, an investment adviser registered under the Investment Advisers Act of 1940.

FORWARD-LOOKING STATEMENTS

Statements made in this press release may constitute forward-looking statements. Such statements reflect various assumptions by THL Credit concerning anticipated results and are not guarantees of future performance. The accuracy of such statements involves known and unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control, including the factors described from time to time in filings by THL Credit with the Securities and Exchange Commission. THL Credit undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Investor Contact:

THL Credit, Inc.

Terrence W. Olson, COO & CFO

800-450-4424

Media Contact:

Sard Verbinnen & Co

Michael Henson

212-687-8080

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